Exhibit 99.1
ORBCOMM PARTNERS WITH OHB AND ITS AFFILIATE LUXSPACE
TO BUILD AND LAUNCH TWO AIS ENABLED SATELLITES
Fort Lee, NJ, September 28, 2010 — ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focusing on two-way Machine-to-Machine (M2M) communications and leading provider of space-based Automatic Identification System (AIS) services, today announced ORBCOMM Inc. and OHB System AG, entered into an agreement to build and launch two AIS enabled satellites.
The AIS Satellite Deployment and License Agreement provides for OHB, through its affiliate LuxSpace Sarl, to construct and launch two AIS microsatellites and provide the required ground support equipment. ORBCOMM will receive exclusive licenses for AIS data collected by these two satellites and nonexclusive licenses for a third satellite (Pathfinder 3), expected to be launched by LuxSpace. These two satellites, planned to be launched in the second quarter of 2011, will provide additional coverage and AIS data in the polar and equatorial regions and will supplement ORBCOMM’s constellation of 18 AIS enabled next generation satellites that are planned to begin being launched next year. This constellation and existing worldwide ground infrastructure is designed to provide AIS users the most comprehensive and near real-time coverage of any satellite system.
LuxSpace Sarl has successfully demonstrated its expertise in satellite AIS with the launch of Pathfinder 2 in September 2009, which continues to provide AIS data, and its LUXAIS AIS receiver on board the International Space Station, which is expected to be activated in October 2010. “The two satellites for ORBCOMM will be based on the experience acquired in the previous projects and will allow higher detection rates compared to the satellites launched so far”, noted Jochen Harms, Managing Director of LuxSpace.
“The new satellites will be launched into new orbital planes to provide ubiquitous coverage for our AIS service and supplement the current ORBCOMM AIS service and the planned next generation satellites,” said Marc Eisenberg, CEO of ORBCOMM. “We look forward to adding this additional capability to our existing satellite AIS service and to the next generation satellite constellation we are preparing to deploy. ORBCOMM is committed to continuing to provide the best solution for satellite AIS data services.”
About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. ORBCOMM is the leading commercial provider of global AIS data from space, with users that include the U.S. Department of Transportation, U.S. Customs and Border Protection, and IHS Fairplay, among other government and commercial organizations. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although the Company believes that its plans and objectives reflected in or suggested by these forward-looking statements are reasonable, the Company may not achieve these plans or objectives. The Company’s actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the in-orbit satellite failure of the last remaining quick-launch satellite; satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of the Company’s communications system or reductions in levels of service due to technological malfunctions or deficiencies or other events; the Company’s inability to renew or expand its satellite constellation; market acceptance and success of our AIS business; and the other risks described in the Company’s filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2009.

Contacts Investor Inquiries: Lucas Binder VP, Business Development and Investor Relations ORBCOMM Inc. 703-433-6505 binder.lucas@orbcomm.com	Media Inquiries: Jennifer Lattif Senior Account Executive The Abernathy MacGregor Group 212-371-5999 jcl@abmac.com

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